EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Pre-Effective Amendment No. 3 to Registration Statement of our report dated May 13, 2005 relating to the balance sheet of Cornerstone Core Properties REIT, Inc., which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO SEIDMAN, LLP

Costa Mesa, California
June 3, 2005